Exhibit 99.1

April 27, 2016

Tetra Tech Reports Second Quarter 2016 Results

•                  EPS from ongoing operations $0.37, up 36%

•                  Revenue from ongoing operations $617 million, up 15%

•                  Backlog from ongoing operations $2.1 billion, up 18%

•                  Quarterly dividend increased 13%

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the fiscal 2016 second quarter ended March 27, 2016.

The following presents results from ongoing operations(1) with year-over-year comparisons on a constant currency basis.  Revenue in the quarter was $617 million, and revenue, net of subcontractor costs(2) (net revenue), was $476 million, up 15% and 14%, respectively, in the second quarter of fiscal 2016 compared to the same period in fiscal 2015.  Operating income was $35 million and diluted earnings per share (EPS) were $0.37, up 29% and 36%, respectively, compared to the second quarter of fiscal 2015.  Backlog of $2.1 billion was up 18% year over year.

Quarterly Dividend and Share Repurchase Program

On April 25, 2016, Tetra Tech’s Board of Directors declared a 13% increase in the quarterly dividend, raising it to $0.09 per share payable on May 27, 2016 to stockholders of record as of May 13, 2016.  Additionally, the Company has $50 million remaining under the previously approved $200 million share repurchase program.

Comments on Results

Tetra Tech’s Chairman and CEO Dan Batrack commented, “Tetra Tech delivered strong results for the second quarter of fiscal 2016 with 36% EPS growth driven by a wide range of commercial, municipal and international development projects globally.  Backlog increased to more than $2.1 billion, providing Tetra Tech a solid base for future growth.  In addition to strong performance in our ongoing operations, our recent acquisitions have also advanced our growth strategy.  Since the addition of Coffey this January, we have already begun to realize the benefit of our combined platforms, particularly in international development.  In the second quarter, we further expanded our smart water and federal IT growth strategies through the acquisition of INDUS.”

Six-Month Results(1)

Revenue for the six-month period was $1.16 billion and net revenue was $890 million. Operating income for the six-month period was $74 million and EPS were $0.79.

(1)  Refer to the Reconciliation of GAAP to Ongoing Operations table.

(2)  Tetra Tech’s revenue includes a significant amount of subcontractor costs and, therefore, the Company believes revenue, net of subcontractor costs, which is a non-GAAP financial measure, provides a valuable perspective on its business results.

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release. The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the third quarter of fiscal 2016 to be in the range of $0.47 to $0.52.  Net revenue for the third quarter is expected to range from $475 million to $525 million.  For the fiscal year 2016, diluted EPS is expected to range from $1.80 to $1.95, and net revenue is expected to range from $1.8 billion to $2.0 billion.  Cash EPS(3) is expected to range from $2.70 to $3.00 for the full year.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the second quarter results through a link posted on the Company’s website at tetratech.com on April 28, 2016 at 8:00 a.m. (PT).

(3)  Cash EPS defined as cash flow from operations divided by diluted shares outstanding.  Cash EPS is a non-GAAP financial measure that provides a valuable perspective on the Company’s financial results.

2

Reconciliation of GAAP to Ongoing Operations

In thousands (except EPS data)

	Three Months Ended			Six Months Ended
	Mar. 27, 2016	Mar. 29, 2015	% Y/Y	Mar. 27, 2016	Mar. 29, 2015	% Y/Y

Revenue	$627,384	$564,763	11%	$1,188,092	$1,145,819	4%
RCM	(10,753)	(18,151)		(31,579)	(52,581)
Ongoing revenue	$616,631	$546,612	13%	$1,156,513	$1,093,238	6%
Foreign exchange (FX)	14,251	—		36,329	—
Ongoing revenue, net of FX	$630,882	$546,612	15%	$1,192,842	$1,093,238	9%

Net revenue	$478,765	$432,754	11%	$899,721	$869,834	3%
RCM	(2,975)	(2,081)		(10,165)	(12,693)
Ongoing net revenue	$475,790	$430,673	10%	$889,556	$857,141	4%
FX	13,486	—		33,354	—
Ongoing net revenue, net of FX	$489,276	$430,673	14%	$922,910	$857,141	8%

Operating income	$16,650	$30,398	(45)%	$49,581	$67,010	(26)%
Earn-out expense (gain)	1,822	(3,113)		2,823	(3,113)
RCM loss (income)	386	(5)		5,668	3,416
Acq. & Integration	15,911	—		15,911	—
Ongoing operating income	$34,769	$27,280	27%	73,983	$67,313	10%
FX	359	—		1,527	—
Ongoing operating income, net of FX	$35,128	$27,280	29%	$75,510	$67,313	12%

EPS	$0.06	$0.31	(81)%	$0.45	$0.71	(37)%
Earn-out expense (gain)	0.02	(0.03)		0.03	(0.03)
RCM	—	—		0.05	0.03
Acq. & Integration	0.26	—		0.26	—
Coffey debt prepayment	0.03	—		0.03	—
Retroactive R&E tax	—	—		(0.03)	(0.02)
Ongoing EPS	$0.37	$0.28	32%	$0.79	$0.69	14%
FX	0.01	—		0.02	—
Ongoing EPS, net of FX	$0.38	$0.28	36%	$0.81	$0.69	17%

About Tetra Tech

Tetra Tech is a leading provider of consulting and engineering services.  For 50 years, the Company has supported commercial and government clients focused on water, environment, infrastructure, resource management, energy, and international development.  With 16,000 staff worldwide, Tetra Tech provides clear solutions to complex problems.  For more information about Tetra Tech, please visit tetratech.com, follow us on Twitter (@TetraTech), or like us on Facebook.

CONTACTS:
Jim Wu, Investor Relations
Charlie MacPherson, Media & Public Relations
(626) 470-2844

3

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties.  Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements.  Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are: worldwide political and economic uncertainties; fluctuations in annual revenue, expenses, and operating results; the cyclicality in demand for our overall services; the cyclicality in demand for mining services; the cyclicality in demand for oil and gas services; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; violations of U.S. government contractor regulations; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; credit risks associated with certain commercial clients; risks associated with international operations; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to adequately recover on our claims for additional contract costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy and integration risks; goodwill or other intangible asset impairment; growth strategy management; backlog cancellation and adjustments; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; changes in resource management, environmental, or infrastructure industry laws, regulations, or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations, and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent, or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; the interruption of systems and information technology; the ability to impede a business combination based on Delaware law and charter documents; and stock price volatility. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change.  Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year.  Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

4

Tetra Tech, Inc.

Condensed Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	March 27, 2016	September 27, 2015

Assets
Current Assets:
Cash and cash equivalents	$113,667	$135,326
Accounts receivable - net	681,123	636,030
Prepaid expenses and other current assets	56,533	42,125
Income taxes receivable	23,223	10,294
Total current assets	874,546	823,775

Property and equipment - net	74,314	64,906
Investments in and advances to unconsolidated joint ventures	2,011	1,886
Goodwill	716,244	601,379
Intangible assets - net	58,233	40,332
Other long-term assets	27,566	26,964
Total Assets	$1,752,914	$1,559,242

Liabilities and Equity
Current Liabilities:
Accounts payable	$130,473	$150,284
Accrued compensation	96,864	103,866
Billings in excess of costs on uncompleted contracts	92,125	93,989
Deferred income taxes	24,986	20,787
Current portion of long-term debt	17,066	11,904
Estimated contingent earn-out liabilities	4,658	609
Other current liabilities	109,499	69,003
Total current liabilities	475,671	450,442

Deferred income taxes	31,759	34,759
Long-term debt	343,145	180,972
Long-term estimated contingent earn-out liabilities	6,162	3,560
Other long-term liabilities	46,027	32,711

Commitments and contingencies

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding at March 27, 2016, and September 27, 2015	—	—
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 58,077 and 59,381 shares at March 27, 2016, and September 27, 2015, respectively	581	594
Additional paid-in capital	291,500	326,593
Accumulated other comprehensive loss	(132,566)	(143,171)
Retained earnings	689,911	672,309
Tetra Tech stockholders’ equity	849,426	856,325
Noncontrolling interests	724	473
Total equity	850,150	856,798
Total Liabilities and Equity	$1,752,914	$1,559,242

Tetra Tech, Inc.

Condensed Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 27,	March 29,	March 27,	March 29,
	2016	2015	2016	2015

Revenue	$627,384	$564,763	$1,188,092	$1,145,819
Subcontractor costs	(148,619)	(132,009)	(288,371)	(275,985)
Other costs of revenue	(403,976)	(362,957)	(751,772)	(721,238)
Selling, general and administrative expenses	(40,406)	(42,512)	(79,634)	(84,699)
Acquisition and integration expenses	(15,911)	—	(15,911)	—
Contingent consideration - fair value adjustments	(1,822)	3,113	(2,823)	3,113
Operating income	16,650	30,398	49,581	67,010
Interest expense - net	(4,251)	(1,804)	(5,911)	(3,594)
Income before income tax expense	12,399	28,594	43,670	63,416
Income tax expense	(8,661)	(9,584)	(16,692)	(18,760)
Net income including noncontrolling interests	3,738	19,010	26,978	44,656
Net loss (income) attributable to noncontrolling interests	6	7	5	(64)
Net income attributable to Tetra Tech	$3,744	$19,017	$26,983	$44,592

Net income per share attributable to Tetra Tech:
Basic	$0.06	$0.31	$0.46	$0.72
Diluted	$0.06	$0.31	$0.45	$0.71

Weighted-average common shares outstanding:
Basic	58,451	61,153	58,819	61,816
Diluted	59,131	61,723	59,527	62,431

Cash dividends per share	$0.08	$0.07	$0.16	$0.14

TETRA TECH, INC

Condensed Consolidated Statements of Cash Flows

(unaudited -  in thousands)

	Six Months Ended
	March 27,	March 29,
	2016	2015

Cash flows from operating activities:
Net income including noncontrolling interests	$26,978	$44,656

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	21,410	23,948
Equity in earnings of unconsolidated joint ventures	(896)	(1,842)
Distributions of earnings from unconsolidated joint ventures	1,334	1,694
Stock-based compensation	6,147	5,391
Excess tax benefits from stock-based compensation	(211)	(165)
Deferred income taxes	7,109	1,460
Provision for doubtful accounts	8,047	(1,411)
Fair value adjustments to contingent consideration	2,823	(3,113)
Gain on disposal of property and equipment	(359)	(6,175)
Lease termination costs and related asset impairment	2,946	—

Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	35,898	37,289
Prepaid expenses and other assets	(8,694)	6,289
Accounts payable	(27,176)	(39,634)
Accrued compensation	(23,038)	(20,763)
Billings in excess of costs on uncompleted contracts	(9,646)	(8,073)
Other liabilities	3,330	(20,279)
Income taxes receivable/payable	(15,760)	5,494
Net cash provided by operating activities	30,242	24,766

Cash flows from investing activities:
Capital expenditures	(6,007)	(12,096)
Payments for business acquisitions, net of cash acquired	(81,256)	—
Changes in restricted cash	(3,384)	—
Proceeds from sale of property and equipment	969	9,824
Investments in unconsolidated joint ventures	(613)	—
Net cash used in investing activities	(90,291)	(2,272)

Cash flows from financing activities:
Payments on long-term debt	(76,717)	(24,001)
Proceeds from borrowings	170,000	59,095
Payments of earn-out liabilities	(1,001)	(3,199)
Debt Pre-payments costs	(1,935)	—
Excess tax benefits from stock-based compensation	211	165
Repurchases of common stock	(50,000)	(68,735)
Dividends paid	(9,382)	(8,630)
Net proceeds from issuance of common stock	6,235	4,316
Net cash provided by (used in) financing activities	37,411	(40,989)

Effect of foreign exchange rate changes on cash	979	(5,366)
Net decrease in cash and cash equivalents	(21,659)	(23,861)
Cash and cash equivalents at beginning of period	135,326	122,379
Cash and cash equivalents at end of period	$113,667	$98,518

Supplemental information:
Cash paid during the period for:
Interest	$7,120	$3,604
Income taxes, net of refunds received of $2.1 million and $1.2 million	$19,855	$11,599